SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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[X] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
Rule 14c-5(d)(2))
[ ] Definitive Information Statement

ECO2 Plastics Inc.
(Name of Registrant as Specified In Its Charter)

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ECO2 Plastics, Inc.
PO Box 760
Riverbank, CA 95367

INFORMATION STATEMENT
(Preliminary)

July 6, 2009

ACTION BY BOARD OF DIRECTORS
AND
CONSENTING STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This information statement (the “Information Statement”) is being furnished on or about July 2, 2009 to the holders of record as of the close of business on July 2, 2009 of the common stock, Series A Preferred stock and Series B-1 Preferred stock of ECO2 Plastics, Inc. (“ECO2” or the “Company”).

ECO2’s Board of Directors  (the “Board”) has approved, and a total of 27 stockholders owning 559,446,780 shares of common stock, Series A Preferred and Series B-1 Preferred (please see “Information on Consenting Stockholders” below) outstanding as of July 2, 2009, have consented in writing to the action described below, which action, will not, under Federal securities laws, rules and regulations, be effective until at least twenty (20) days after the mailing of this Information Statement to the shareholders of the Company. Such approval and consent constitute the unanimous approval of the Board of the Company and the consent of a majority of the total number of issued and outstanding shares of common stock, Series A Preferred and Series B-1 Preferred of the Company, including a majority of the outstanding stock of each class entitled to vote thereon as a class, and is sufficient under the Delaware General Corporation Law (the "DGCL") and under ECO2’s Bylaws to approve the corporate action. Accordingly, the authorized corporate action will not be submitted to the other stockholders of ECO2 for a vote; this Information Statement is being furnished to stockholders to provide them with certain information concerning the corporate action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, including Regulation 14C.

ACTION BY BOARD OF DIRECTORS
AND
CONSENTING STOCKHOLDERS

GENERAL INFORMATION

ECO2 will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. ECO2 will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of ECO2’s common stock, Series A Preferred and Series B-1 Preferred.  This Information Statement  is being filed with the Securities and Exchange Commission (the “SEC”) concurrently with the filing of ECO2’s Schedule 13E-3 pursuant to Regulation 13E-3 under the Exchange Act.

ECO2 will only deliver one Information Statement to multiple security holders sharing an address unless ECO2 has received contrary instructions from one or more of the security holders. Upon written or oral request, ECO2 will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address: PO Box 760, Riverbank, CA 95367, Attn: Ray Salomon, CFO. Mr. Salomon may also be reached by telephone 209-863-6200 and fax 209-863-6201.

 INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to ECO2’s Bylaws and the DGCL, a vote by the holders of at least a majority of ECO2’s outstanding capital stock is required to effect the corporate action described herein. On or about July 2, 2009, ECO2’s Board, officers, affiliates and stockholders that are personal friends and/or relatives of the Company’s Board, officers or affiliates consented in writing to the actions set forth herein. As of the record date, ECO2 had 561,681,045 voting shares of common stock issued and outstanding (the “Common Stock”), 149,995,650 voting shares of Series A convertible preferred stock (the “Series A Preferred”) issued and outstanding and 328,630,238 shares of Series B-1 convertible preferred stock (the “Series B-1 Preferred”) issued and outstanding.  The Series A Preferred and the Series B-1 Preferred are entitled to a number of votes per share, as is equal to the number of votes that such holder would be entitled to cast had such holder converted such holder’s Series A Preferred or Series B-1 Preferred into Common Stock.  The Common Stock, Series A Preferred and Series B-1 Preferred represent an aggregate amount of 1,040,306,933 shares issued and outstanding on an as-converted basis, of which 520,153,467 shares are required to pass any stockholder resolutions. The consenting stockholders, who consist of 27 current stockholders of the Company, are collectively the record and beneficial owners of 559,446,780 shares, which represents 53.8% of the total issued and outstanding shares of ECO2’s Common Stock, Series A Preferred and Series B-1 Preferred on an as-converted basis. Pursuant to Title 8, Section 228(a) of the DGCL, the consenting stockholders, on an as-converted basis,  represent 50.3% of the Company’s Common Stock, 72.4% of the Company’s Series A Preferred and 51.2% of the Company’s Series B-1 Preferred. The consenting stockholders’ names, affiliations with ECO2, and their beneficial holdings are as follows:

Name	Beneficial Holder and Affiliation	Shares Beneficially Held	Percentage*
Rodney S. Rougelot (1) PO Box 760 Riverbank, CA 95367	Director, CEO	73,116,271	7%
David M. Otto (3) 601 Union Street, Suite 4500 Seattle, WA 98101	None	5,731,085	1%
William Whittaker (4) 8070 La Jolla Shores Dr., # 508 La Jolla, CA 92037	Director	168,799,747	16%
G. Thompson Hutton, Trustee (5) Hutton Living Trust 2 Santiago Avenue Atherton, CA 94027	Chairman	12,613,013	1%
David Buzby (6) PO Box 760 Riverbank, CA 95367	Director	22,339,538	2%
Roaring Fork Capital SBIC, L.P. (2) 5350 S. Roslyn St., Suite 380 Greenwood Village, CO 80111	None	53,069,178	5%
Domingue Family Trust (7) PO Box 760 Riverbank, CA 95367	None	33,272,224	3%
James Villanueva (8) PO Box 760 Riverbank, CA 95367	None	16,870,764	2%
Saratoga Capital Partners, LLC (9) 601 Union Street, Suite 4500 Seattle, WA 98101	None	30,684,138	3%
Cambridge Partners, LLC (10) 601 Union Street, Suite 4500 Seattle, WA 98101	None	500,000	<1%
Trident Capital (11) c/o Trident Capital, Inc. 505 Hamilton Avenue, Suite 200 Palo Alto, CA 94301	Affiliate	75,160,274	7%
John McCulloch (12) PO Box 760 Riverbank, CA 95367	None	12,085,705	1%
Carol S. Rougelot Family Trust (13) PO Box 760 Riverbank, CA 95367	None	17,174,172	2%
Brett DeBruycker (14) PO Box 760 Riverbank, CA 95367	None	4,951,242	<1%
Jacque Jacobsen (15) PO Box 760 Riverbank, CA 95367	None	4,358,487	<1%
Paul Dittmeier (2) PO Box 760 Riverbank, CA 95367	None	5,751,046	1%
Todd Greenhalgh (2) PO Box 760 Riverbank, CA 95367	None	10,469,896	1%
Valinco Investments Ltd.(5) 29 Middle Road Devonshire DVO6 Bermuda	None	12,500,000	1%
*Percentage calculation includes the total amount of Common Stock, Series A Preferred and Series B-1 Preferred issued and outstanding.

(1)	Of the total Shares Beneficially Held, 49,438,231 shares are Common Stock and 23,678,040 are Series A Preferred.

(2)	All of the Shares Beneficially Held are Common Stock.

(3)
Of the total Shares Beneficially Held, 2,500,000 shares of Common Stock are held by Mr. Otto and 3,231,085 shares of Common Stock are held by the Otto Law Group, PLLC.  Mr. Otto is the principal of the Otto Law Group, PLLC, an entity that provides legal services to the Company.

(4)
William Whittaker, a Director of the Company, is a trustee of William and Michele Whittaker Trust UTD 6/25/03, which owns 10,069,838 shares of Common Stock and 39,818,972 shares of Series A Preferred, and is the manager of Whittaker Capital Partners 1, LP, which owns 103,910,937 shares of Common Stock, Whittaker Capital Partners, LLC, which owns 10,000,000 shares of Series B-1 Preferred, Whittaker/Northwest Partners I, LP, which owns 2,500,000 shares of Series B-1 Preferred and Whittaker/Valley River Partners, LLC, which owns 2,500,000 shares of Series B-1 Preferred.

(5)	All the Shares Beneficially Held are Series B-1 Preferred.

(6)	David Buzby is a trustee of the Buzby-Vasan Trust, dated 12-10-96, which, of the Shares Beneficially Held, 2,339,538 shares are Common Stock and 20,000,000, are Series B-1 Preferred.

(7)	Ronald Domingue currently serves as the trustee of the Domingue Family Trust. Of the Shares Beneficially Held, 20,958,576 shares are Common Stock and 12,313,648 shares are Series A Preferred.

(8)
Mr. Villanueva serves as the trustee of the James Jay Villanueva Family Trust 03/19/91, which owns 1,350,000 shares of Common Stock, 2,827,776 shares of Series A Preferred and 5,402,750 shares of Series B-1 Preferred.  Buena Ventura Communications, Inc., of which Mr. Villanueva is the manager, owns 675,000 shares of Common Stock, 1,413,888 shares of Series A Preferred and 5,201,350 shares of Series B-1 Preferred.

(9)
Mr. Otto is a member of Saratoga Capital Partners, LLC.  Of the Shares Beneficially Held, 10,968,067 shares are Common Stock, 7,216,071 shares are Series A Preferred and 12,500,000 shares are Series B-1 Preferred.

(10)	Mr. Otto is a member of Cambridge Partners, LLC. All of the Shares Beneficially Held are Common Stock.

(11)
Of the Shares Beneficially Held, Trident Capital Fund-VI, L.P. ("Trident VI") holds 72,354,136 shares of Series B-1 Preferred and Trident Capital Fund-VI Principals Fund, LLC ("Trident Principals VI") holds 2,806,138 shares of Series B-1 Preferred. Trident VI, L.L.C. is the sole general partner of Trident VI and the sole managing member of Trident Principals VI.

(12)
Mr. McCulloch serves as trustee of the John Irvin Beggs McCulloch II, Trustee of the McCulloch Family Living Trust, dtd 12/06/04, which owns 5,000,000 shares of Series B-1 Preferred and 1,595,181 shares of Common Stock and of the John IB McCulloch SEP IRA F/B/O John IB McCulloch II which holds 5,000,000 shares of Series B-1 Preferred.  The remaining shares beneficially held are Common Stock.

(13)	Of the Share Beneficially Held, 3,375,000 shares are Common Stock and 13,799,173 shares are Series A Preferred.

(14)	Of the Shares Beneficially Held, 958,500 shares are Common Stock and 3,992,742 shares are Series A Preferred.

(15)	Of the Shares Beneficially Held, 843,750 shares are Common Stock and 3,514,737 shares are Series A Preferred.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None.

PROPOSALS BY SECURITY HOLDERS

None.

DISSENTERS RIGHTS OF APPRAISAL

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of July 2, 2009 certain information regarding the ownership of ECO2’s capital stock by each director and executive officer of ECO2, each person who is known to ECO2 to be a beneficial owner of more than 5% of any class of ECO2’s voting capital stock, and by all officers and directors of ECO2 as a group. Unless otherwise indicated below, to ECO2’s knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock except to the extent authority is shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants or convertible securities exercisable or convertible within sixty (60) days of July 2, 2009, are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 3,012,248,363 shares issued and outstanding on a fully diluted basis, as of July 2, 2009.

Name and Address of Beneficial Holder:	Title of Class:	Amount and Nature of Beneficial Ownership:	Percent of Class:
Rodney S. Rougelot (1) PO Box 760 Riverbank, CA 95367	Common, $.001 par value	54,490,698	6%
	Series A Preferred	23,678,040	16%
	Series C Preferred	37,893,500	<5%
	Series D Preferred	88,235,294	7%

William Whittaker (2) 8070 La Jolla Shores Drive, #508 La Jolla, CA 92037	Common, $.001 par value	117,814,108	13%
	Series A Preferred	39,818,972	27%
	Series B-1 Preferred	15,000,000	5%
	Series C Preferred	25,000,000	<5%
	Series D Preferred	177,102,353	14%

David M. Otto (3) 601 Union Street, Ste. 4500 Seattle, WA 98101	Common, $.001 par value	20,532,486	<5%
	Series A Preferred	7,216,071	5%
	Series B-1 Preferred	12,500,000	<5%
	Series C Preferred	25,000,000	<5%
	Series D Preferred	14,705,882	<5%

G. Thompson Hutton, Trustee (5) Hutton Living Trust 2 Santiago Avenue Atherton, CA 94027	Common, $.001 par value	15,929,032	<5%
	Series B-1 Preferred	12,613,013	<5%
	Series C Preferred	37,582,193	<5%
	Series D Preferred	31,379,341	<5%

David Buzby (5) PO Box 760 Riverbank, CA 95367	Common, $.001 par value	18,257,610	<5%
	Series B-1 Preferred	20,000,000	6%
	Series C Preferred	37,462,500	<5%

John Moragne (6) Trident Capital c/o Trident Capital, Inc. 505 Hamilton Ave., Ste. 200 Palo Alto, CA 94301	Common, $.001 par value	115,108,859	12%
	Series B-1 Preferred	75,160,274	23%
	Series C Preferred	865,816,573	46%
	Series D Preferred	324,754,706	26%

Alex Millar, Peninsula Packaging, LLC (7) c/o Stradley Ronon Stevens & Young, LLP 2600 One Commerce Square Philadelphia, PA 19103	Common, $.001 par value	50,100,822	5%
	Series C Preferred	375,756,165	20%
	Series D Preferred	354,185,294	28%

Ronald Domingue (8) PO Box 760 Riverbank, CA 95367	Common, $.001 par value	20,958,576	<5%
	Series A Preferred	12,313,648	8%
	Series D Preferred	5,882,353	<5%

Raymond Salomon (9) PO Box 760 Riverbank, CA 95367	Common, $.001 par value	20,000,000	<5%

Total Held by Officers, Directors and Beneficial Owners Of Each Class (10):	Common, $.001 par value	393,192,191
	Series A Preferred	83,026,731
	Series B-1 Preferred	135,273,287
	Series C Preferred	1,404,510,931
	Series D Preferred	996,245,223

Total Held by Officers and Directors of Each Class (10):	Common, $.001 par value	351,701,129
	Series A Preferred	63,497,012
	Series B-1 Preferred	122,773,287
	Series C Preferred	1,379,510,931
	Series D Preferred	975,656,988

1.
Of the amount of Common Stock beneficially held, Mr. Rougelot owns a common stock purchase warrant to acquire up to 3,385,800 shares of Common Stock at $.015 per share/cashless.  He also has a warrant to acquire up to 1,666,667 shares of Common Stock at $.015 per share/cashless.  Both warrants expire on April 15, 2015.  Mr. Rougelot also owns convertible notes totaling $151,574.00 that can convert into 37,893,500 shares of Series C convertible preferred stock ("Series C Preferred") at $0.004 per share. The Series C Preferred share total represents the converted note principle only.  Furthermore, Mr. Rougelot owns a convertible note totaling $150,000 that may be converted into 88,235,294 shares of Series D convertible preferred stock ("Series D Preferred") at $.0017 per share. The Series D Preferred share total represents only the converted principal on this note.

2.
Of the amount of Common Stock beneficially held, (i) Whittaker Capital Partners 1, LP (“Whittaker Capital”), of which Mr. Whittaker is the manager, owns 103,910,937 shares of Common Stock, (ii) the William and Michele Whittaker Trust UTD 6/25/03 (the “Whittaker Trust”) owns 10,069,838 shares of Common Stock, (iii) the Whittaker Trust owns common stock purchase warrants to acquire up to 250,000 shares of Common Stock at $0.22 per share/cashless, (iv) the Whittaker Trust owns a warrant to acquire up to 250,000 shares at  $0.07 per share/cashless, and (v) the Whittaker Trust owns a warrant to acquire up to 3,333,333 shares of Common Stock at $0.015 per share/cashless.  All warrants expire on April 15, 2015.  The total amount of Series A Preferred is held by the Whittaker Trust.  Of the amount of Series B-1 Preferred held, (i) Whittaker Capital owns 10,000,000 shares, (ii) Whittaker/Valley River Partners, LLC, of which Mr. Whittaker is the manager, owns 2,500,000 shares and (iii) Whittaker/Northwest Partners, LLC, of which Mr. Whittaker is the manager, owns 2,500,000 shares.  Mr. Whittaker owns a convertible note totaling $100,000 that can convert into 25,000,000 shares of Series C Preferred at $0.004 per share.  The Series C Preferred share total represents the converted note principle only.  Furthermore, Whittaker Capital owns a convertible note totaling $301,074.00 that may be converted into 177,102,353 shares of Series D Preferred at $.0017 per share.  The Series D Preferred share total represents the converted note principal only.

3.
Of the amount of Common Stock beneficially held, (i) Mr. Otto owns 2,500,000 shares of Common Stock, (ii) 3,231,085 shares of Common Stock are held by the Otto Law Group, PLLC (“OLG”), of which Mr. Otto is the principal, (iii) Saratoga Capital Partners, LLC (“Saratoga”), of which Mr. Otto is a member, owns 10,968,067 shares of Common Stock and a common stock purchase warrant to acquire up to 1,666,667 shares of Common Stock at $0.015 per share/cashless and (iv) Cambridge Partners, LLC, of which Mr. Otto is a member, owns 500,000 shares of Common Stock and a warrant to acquire up to 1,666,667 shares of Common Stock at $0.015 per share/cashless.  Both warrants will expire on April 15, 2015. All shares of Series A Preferred and Series B Preferred held are held by Saratoga. Additionally, Saratoga owns a note totaling $50,000 that can convert into 12,500,000 shares of Series C Preferred at $0.004 per share.  Cambridge owns a note totaling $50,000 that can convert into 12,500,000 shares of Series C Preferred at $0.004 per share.  The Series C Preferred share total represents the converted note principle only.  Furthermore, OLG owns a convertible note totaling $25,000 that maybe converted into 14,705,882 shares of Series D Preferred at $.0017 per share.  The Series D Preferred share total represents the converted note principal only.

4.
Of the amount of Common Stock beneficially held, (i) Mr. Hutton owns a common stock purchase warrant to acquire up to 10,918,072 shares of Common Stock at $0.02 per share/cashless, (ii) the Hutton Living Trust DTD 12/10/96, of which Mr. Hutton is the trustee (the “Hutton Trust”), owns a warrant to acquire up to 1,666,667 shares of Common Stock at $0.015 per share/cashless, (iii) the Hutton Trust owns a warrant to acquire up to 1,666,667 shares of Common Stock at $0.015 per share/cashless and (iv) the Hutton Trust  owns a warrant to acquire up to 1,677,626 shares of Common Stock at $0.015 per share/cashless. All warrants expire on April 15, 2015.  Of the Series B-1 Preferred held, the Hutton Trust holds all shares.  Hutton Trust owns notes totaling $150,328.77 that can convert into 37,582,193 shares of Series C Preferred at $0.004 per share. The Series C Preferred share total represents the converted note principal only. Furthermore, the Hutton Trust owns a convertible note totaling $53,344.88 that maybe converted into 31,379,341 shares of Series D Preferred at $.0017 per share.  The Series D Preferred share total represents the converted note principal only.

5.
Of the amount of Common Stock beneficially held, (i) Mr. Buzby owns a common stock purchase warrant to acquire up to 10,918,072 shares of Common Stock at $0.02 per share/cashless and (ii) the Buzby-Vasan 1997 Trust, of which Mr. Buzby is a trustee (the “Buzby Trust”), owns a warrant to acquire up to 5,000,000 shares of Common Stock at $0.015 per share/cashless.  Both warrants expire on April 15, 2015. Of the shares of Series B-1 Preferred held, the Buzby Trust owns all 20,000,000 shares. The Buzby Trust owns a note totaling $149,850 that can convert into 37,462,500 shares of Series C Preferred at $0.004 per share. The Series C Preferred share total represents the converted note principal only.

6.
Trident Capital Management-VI, L.L.C. ("TCM-VI") is the sole general partner of Trident Capital Fund-VI, L.P. ("Trident VI") and the sole managing member of Trident Capital Fund-VI, L.L.C. (“Trident Principals VI”).  Mr. Moragne is a Managing Member of TCM-VI. Of the amount of Common Stock beneficially held, (i) Trident VI, owns common stock purchase warrants to acquire up to (a) 32,088,822 shares of Common Stock at $0.015 per share/cashless, (b) 16,044,411 shares at $0.015 per share/cashless, (c) 16,044,411 shares at $0.015 per share/cashless and (d) 46,633,583 shares at $0.015 per share/cashless and (ii) Trident Principals VI owns warrants to acquire up to (a) 622,256 shares at $0.015 per share/cashless, (b) 622,256 shares at $0.015 per share/cashless, (c) 1,244,513 shares at $0.015 per share/cashless and (c) 1,808,608 shares at $0.015 per share/cashless.  All warrants expire on April 15, 2015. Of the amount of Series B-1 Preferred beneficially held, Trident VI owns 72,354,136 shares and Trident Principals VI owns 2,806,138 shares.  Trident VI owns notes totaling $3,324,336.76 that can convert into 831,084,190 shares of Series C Preferred at $0.004 per share.  Trident Principals VI owns notes totaling $128,929.53 that can convert into 34,732,383 shares of Series C Preferred at $0.004 per share. The Series C Preferred share total represents the converted note principal only.  Furthermore, Trident VI also owns a convertible note totaling $531,470.53 that may be converted into 312,629,724 shares of Series D Preferred at $.0017 per share.  Trident Principals VI owns a convertible note totaling $20,612.47 that may be converted into 12,124,982 shares of Series D Preferred at $.0017 per share.  The Series D Preferred share total represents only the converted principal on these notes. Mr. Moragne disclaims beneficial ownership of all of these shares, except to the extent of his economic interest in TCM-VI and Trident Principals VI.

7.
Mr. Millar is a member of the founding team of Peninsula Packaging LLC (“Peninsula”) and has been Managing Director since July 2002. Of the amount of Common Stock beneficially held, Peninsula owns a common stock purchase warrant to acquire up to 50,100,822 shares of Common Stock at $0.015 per share/cashless.  This warrant expires on April 15, 2015. Peninsula owns a note totaling $1,503,024.66 that can convert into 375,756,165 shares of Series C Preferred at $0.004 per share. The Series C Preferred share total represents the converted note principal only.  Furthermore, Peninsula owns a convertible note totaling $602,115.00 that may be converted into 354,185,294 shares of Series D Preferred at $.0017 per share.  The Series D Preferred share total represents the converted note principal only.

8.
Of the amount of Common Stock beneficially held, The Domingue Family Trust, of which Mr. Domingue is a trustee (the “Domingue Trust”), owns a common stock purchase warrant to acquire (i) up to 250,000 shares of Common Stock at $0.22 per share/cashless and (ii) a warrant to acquire up to 250,000 shares of Common Stock at $0.07 per share/cashless. Both warrants expire on 4/15/15. Of the amount of Series A Preferred held, the Domingue Trust is the holder.  Furthermore, the Domingue Trust owns a convertible note totaling $10,000 that maybe converted into 5,882,353 shares of Series D Preferred at $.0017 per share.  The Series D Preferred share total represents the converted note principal only.

9.
Pursuant to the terms of Mr. Salomon’s employment, Mr. Salomon shall be granted a common stock purchase warrant to acquire up to 20,000,000 shares of Common Stock of the Company with an exercise price of $0.015 per share.  This warrant shall vest over four years as follows: 25% after the twelfth month and 1/48 for each month thereafter.

10.
In accordance with SEC rules, percent of class as of July 2, 2009 is calculated for each person and group by dividing the number of shares beneficially owned by the sum of the total shares outstanding plus the number of shares subject to securities exercisable by that person or group within 60 days.  As of July 2, 2009, there were 561,681,045 shares of Common Stock outstanding, 149,995,650 shares of Series A Preferred outstanding, 328,630,238 shares of Series B-1 Preferred outstanding, 1,866,058,500 shares of Series C Preferred issuable, and 1,248,791,335 shares of Series D Preferred issuable.

CHANGE IN CONTROL

To the knowledge of management, there are no present arrangements or pledges of securities of ECO2 which may result in a change in control of ECO2.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the approved corporate action or in any action covered by the related resolutions adopted by the Board of the Company that is not otherwise shared by all other stockholders.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDERS:

The following action was taken based upon the unanimous recommendation and approval of ECO2’s Board and the written consent of the consenting stockholders:

ONE-FOR-TWO THOUSAND REVERSE STOCK SPLIT

OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK

The Board has approved a resolution to effect a one-for-two thousand (1:2000) reverse split of our issued and outstanding shares of Common Stock, Series A Preferred and Series B-1 Preferred (the "Reverse Stock Split"). The Board  has set the close of business on the twentieth day following the mailing of this Information Statement to the shareholders as the date on which the Reverse Stock Split will become effective. Each share of Common Stock, Series A Preferred and Series B-1 Preferred issued and outstanding immediately prior to that effective date will be reclassified as and changed into 0.0005 of one share of Common Stock, Series A Preferred and Series B-1 Preferred.

The principal effect of the Reverse Stock Split will be to decrease the number of outstanding shares of Common Stock, Series A Preferred and Series B-1 Preferred. At the time of the approval of the Reverse Stock Split by the shareholders on July 2, 2009, we had (i) 561,681,045 shares of Common Stock outstanding, which number will be reduced to approximately 280,841, (ii) 149,995,650 of Series A Preferred outstanding, which number will be reduced to approximately 74,998 and, (iii) 328,630,238 of Series B-1 Preferred outstanding, which number will be reduced to approximately 164,315 as a result of the Reverse Stock Split (assuming that no post-Reverse Stock Split shares of Common Stock, Series A Preferred and Series B-1 Preferred are issued in lieu of fractional shares and assuming that no additional shares have been issued or retired subsequent thereto). The Common Stock, Series A Preferred and Series B-1 Preferred  issued pursuant to the Reverse Stock Split will be fully paid and nonassessable. The respective relative voting rights and other rights that accompany the Common Stock, Series A Preferred and Series B-1 Preferred will not be altered by the Reverse Stock Split, and the Common Stock, Series A Preferred and Series B-1 Preferred will continue to have a par value of $.001 per share. Consummation of the Reverse Stock Split will not alter the number of our authorized shares of Common Stock, which will remain at 2,500,000,000, or our preferred stock which will remain at 1,700,000,000.

Reasons for the Proposed Reverse Stock Split

The Company presently has outstanding an exceedingly high number of shares of Common Stock.  In part as a result of this share volume, the Company's shares have traded in the public market at a range of $0.005 to $ 0.025 in 2009.  The Reverse Stock Split was proposed by the Board (i) to reduce the total number of shares outstanding to a more customary range for a public company, (ii) to allow the Company's shares to trade at an expected higher price per share following the Reverse Stock Split, and (iii) to help promote a more stable market for the Common Stock in the future.

Further, the Board concluded that the Reverse Stock Split is the most expeditious and economical alternative to accomplish the above objectives. While the Finance Committee and the Board were aware that the choice of undertaking a reverse stock split with a cash out of fractional shares would not result in dissenters or appraisal rights, the Finance Committee and Board did not consider the presence or lack of dissenters or appraisal rights to be a material factor in the choice of structure. The form of the transaction was proposed by management so as to result in our accomplishment of the above objectives without cashing out all shareholders, and without incurring substantial expense to the Company.

 Future Dilution; Anti-Takeover Effects

There may be certain disadvantages suffered by shareholders as a result of the Reverse Stock Split. These disadvantages include an increase in possible dilution to present shareholders' percentage ownership of the Common Stock because of the additional authorized shares of Common Stock which would be available for future issuance by us. Current shareholders, in the aggregate, own approximately 28% of current authorized shares of Common Stock under our present capital structure, but would own only .014% of the authorized shares of Common Stock under our post-split capital structure, assuming that the proposed Reverse Stock Split is consummated.

Simultaneous with the effectiveness of the Reverse Stock Split, the Company intends to adjust the authorized amount of capital stock for each series of preferred stock that has already been designated, including, the Series A Preferred, Series B-1 Preferred, Series C Preferred and Series D Preferred, in an amount proportional to that of the Reverse Stock Split.  Pursuant to the Company’s Second Amended and Restated Certificate of Incorporation, the Board has the express authority to decrease the number of shares authorized for a series of preferred stock, so long as that number does not fall below the number of such shares outstanding in that series.  The total amount of authorized capital stock for the Company’s blank check preferred stock, as designated within the Company’s Certificated of Incorporation with the State of Delaware, will not be affected as a result of the Reverse Stock Split.

Upon effectiveness of the Reverse Stock Split, shareholders may experience value dilution because shares, post-split, may not trade at an amount equal to 2000 times the pre-split value.

Management is not aware of any attempts by third persons to accumulate a large number of shares of Common Stock and the Board is not recommending the Reverse Stock Split in response to any existing attempts by third parties to obtain control of the company.

We have not sought, and have not received, any proposals from any persons for the merger or consolidation of the Company, or for the sale or other transfer of all or substantially all of our assets, or for the sale or other transfer of our securities that would enable the holder thereof to exercise control of us. The Board did not seek any such proposals because such transactions are inconsistent with the narrower purpose of the proposed Reverse Stock Split.

No fractional shares of Common Stock, Series A Preferred or Series B-1 Preferred shall be issued upon effectiveness of the Reverse Stock Split.  In lieu of any fractional shares to which a holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Company’s Common Stock, Series A Preferred or Series B-1 Preferred, as the case may be, on the date of effectiveness of the Reverse Stock Split and as determined in good faith by the Board.  Upon effectiveness of the Reverse Stock Split, the Company expects to have approximately 211 holders of Common Stock, 31 holders of Series A Preferred and 41 holders of Series B-1 Preferred.  Fair market value shall be determined on the market price of the Company's Common Stock on the day the Reverse Stock Split is deemed effective. For those shareholders owning fewer than 2,000 shares of Company stock immediately before the transaction, the Reverse Stock Split will afford them the opportunity to receive cash for their shares at a price that represents three times the average closing price during the 90 day period prior to July 6, 2009, the filing date of the preliminary Schedule 14C which announced the proposed Reverse Stock Split transaction.  Shareholders of record who own fewer than 2,000 shares immediately before the Reverse Stock Split will no longer have an interest in or be a shareholder of the Company and will not be able to participate in our future earnings and growth, if any, unless they subsequently acquire an equity interest in the Company.

The Board believes that the consummation of the Reverse Stock Split and the changes which would result therefrom will not cause us to terminate registration of our Common Stock under the Exchange Act or to cease filing reports thereunder, and we do not presently intend to seek, either before or after the Reverse Stock Split, any change in our status as a reporting company for federal securities law purposes.

Special Considerations

Shareholders holding fewer than 2,000 shares of common stock immediately prior to the effectiveness of the Reverse Stock Split will cease to be shareholders of the Company (the “Impacted Shareholders”). The Reverse Stock Split will reduce the number of shareholders by over 75% and will have an impact on .01% of issued and outstanding shares of Common Stock and preferred stock and will have an impact on .002% of fully diluted shares of capital stock of the Company.  The Impacted Shareholders will lose all rights associated with being a shareholder of the Company, such as the rights to attend and vote at shareholder meetings and receive any future dividends and distributions. The Impacted Shareholders will receive the right to be paid, on average, approximately $2.00 in cash without interest for each share of Common Stock owned immediately prior to the Reverse Stock Split. Such shareholders will be liable for any applicable taxes, but will not be required to pay brokerage fees or service charges. Promptly after the Reverse Stock Split is deemed effective we will send a transmittal letter explaining to such shareholders how they can surrender their share certificates in exchange for cash payment. The length of time between the effectiveness of the Reverse Stock Split and the date on which shareholders will receive their cash will depend, in part, on the amount of time taken by each shareholder to return his or her stock certificates with a properly completed letter of transmittal. No cash payment will be made to any shareholder until he has surrendered his outstanding certificate(s), together with the letter of transmittal, in accordance with the terms of the letter of transmittal. Following the surrender of share certificates in accordance with the terms of the letter of transmittal, shareholders should receive their cash payment within approximately 7 business days. No interest will be paid on the cash payment at any time.

The Impacted Shareholders will have no further right to vote as a shareholder or to share in our assets, earnings or profits following the effectiveness of the Reverse Stock Split. It will not be possible for cashed-out shareholders to re-acquire an equity interest in the Company unless they purchase an interest from a remaining shareholder following the Reverse Stock Split. The Board of Directors believes that these factors are mitigated by the ability of any shareholder who wishes to remain a shareholder to increase its holdings in the Company to at least 2,000 shares of common stock prior to the transaction by purchasing shares on the open market or otherwise acquiring additional shares of Common Stock prior to the effective date of the Reverse Stock Split. Additionally, the Reverse Stock Split will provide liquidity to the Impacted Shareholders without a transaction cost, which, currently, would be greater than any cash generated from the sale of the Impacted Shareholders stock.

Effects On the Affiliated and Unaffiliated Remaining Shareholders

Shareholders holding 2,000 or more shares of Common Stock immediately prior to the effectiveness of the Reverse Stock Split will continue to be shareholders of the Company and will receive no cash in the transaction.  Shareholders who continue to be shareholders of the Company after the transaction will experience reduced liquidity of their shares of Common Stock and will have access to exactly the same level of financial and other business information about the Company as they would before the Reverse Stock Split.

Fairness of the Transaction

In order to both consider various alternatives to the transaction (including the alternative of doing nothing) and to assure the fairness both in process and transactional amount to the Company and its various constituents, the Finance Committee of the Board reviewed the Company’s objectives sought to be accomplished by the Reverse Stock Split and recommended, and the Board has adopted the analyses and conclusions underlying the Finance Committee’s recommendation and determined that the Reverse Stock Split is fair to the unaffiliated shareholders who will be cashed out in the transaction, and to those unaffiliated shareholders who will remain shareholders after the transaction. The Reverse Stock Split will reduce the number of shareholders by over 75% and will have an impact on .01% of issued and outstanding shares of Common Stock and preferred stock and will have an impact on .002% of fully diluted shares of capital stock of the Company.  In addition, based on their beliefs regarding the reasonableness of the conclusions and analyses of the Finance Committee and the Board, The Board adopted the analyses and conclusions underlying the Finance Committee’s fairness determination and have determined that the transaction is fair to, and in the best interests of the Company and all of its shareholders and all unaffiliated shareholders, including those unaffiliated shareholders who will be cashed out in the transaction and those unaffiliated shareholders who will remain shareholders after the transaction, and all affiliated shareholders.  The Reverse Stock Split will provide liquidity to the Impacted Shareholders without a transaction cost, which would be greater than any cash generated from the sale of the Impacted Shareholders stock.  The Reverse Stock Split will afford shareholders who own fewer than 2,000 shares of our stock immediately before the transaction the opportunity to receive cash for their shares at a price that represents 3 times the average three month closing prices before the public announcement of the price per share to be paid in the proposed Reverse Stock.

The Finance Committee and the Board considered a range of alternatives to the Reverse Stock Split transaction, including various stock split amounts or doing nothing.  The shareholders will have an opportunity to make changes to their ownership by purchasing or selling shares or by other actions before the effectiveness of the Reverse Stock Split so that they can increase, decrease, divide or otherwise adjust their existing holdings prior to the effectiveness of the Reverse Stock Split, in order to retain some, none or all of their shares or to receive cash for some or all of their shares or to sell on the open market if such price would be higher than that offered in the transaction.   Additionally, the Reverse Stock Split has been structured as requiring majority approval of the votes of a majority of all outstanding classes of capital stock and will be effected in accordance with all applicable requirements under the DGCL.

ECO2’s common stock, preferred stock, warrants and convertible debt securities are not traded on a registered securities exchange, or the NASDAQ.  The market for our common stock and preferred stock may be affected by overhang from the convertible debt securities and warrants. ECO2’s common stock is quoted on the National Association of Securities Dealers OTC Bulletin Board. The following table sets forth the range of high and low bid quotations for each fiscal quarter for the past two (2) years. These quotations reflect inter-dealer prices without retail mark-up, mark-down, or commissions, and may not necessarily represent actual transactions.  On August 6, 2009, the closing bid price was $0.017.

FISCAL QUARTER ENDED	HIGH BID	LOW BID
June 30, 2009	$.02	$.01
March 31, 2009	$.02	$.01
December 31, 2008	$.02	$.01
September 30, 2008	$.02	$.02
June 30, 2008	$.05	$.05
March 31, 2008	$.05	$.05
December 31, 2007	$.08	$.07
September 30, 2007	$.15	$.13
June 30, 2007	$.21	$.19

Additional Information

The following table sets forth the Common Stock and preferred stock that (i) will be issued and outstanding before and after the Reverse Stock Split is deemed effective; (ii) is reserved for issuance before and after the Reverse Stock Split is deemed effective; and (iii) is authorized but not reserved for issuance before and after the Reverse Stock Split is deemed effective.  The Reverse Stock Split will not effect the total authorized amount of Common Stock and preferred stock of the Company.

		Pre-Reverse Stock Split			Post-Reverse Stock Split
	Authorized	Issued & Outstanding	Authorized & Reserved for Issuance	Authorized but Unreserved	Issued & Outstanding	Authorized & Reserved for Issuance	Authorized but Unreserved
Common Stock	2,500,000,000	561,681,045	380,075,395	1,558,243,560	280,792	190,038	2,499,529,171
Preferred Stock	1,700,000,000	478,625,888	3,135,391,386	(1,914,017,274)	239,313	1,567,696	1,698,192,991
Total	4,200,000,000	1,040,306,933	3,515,466,781	(355,733,714)	520,105	1,757,733	4,197,722,162

Federal Income Tax Consequences

The Reverse Stock Split should not result in any taxable gain or loss to shareholders for U.S. federal income tax purposes. As a result of the Reverse Stock Split, the U.S. tax basis of Common Stock received as a result of the Reverse Stock Split will be equal, in the aggregate, to the basis of the shares exchanged for the Common Stock. For U.S. federal income tax purposes, the holding period of the shares immediately prior to the effective date of the Reverse Stock Split will be included in the holding period of the Common Stock received as a result of the Reverse Stock Split.

SHAREHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS FOR MORE DETAILED INFORMATION REGARDING THE EFFECTS OF THE REVERSE SPLIT ON THEIR INDIVIDUAL TAX STATUS.

Exchange of Certificates

As soon as is practicable following the effective date of the Reverse Stock Split, shareholders will be notified and offered the opportunity at their own expense to surrender their current certificates to our stock transfer agent in exchange for the issuance of new certificates reflecting the Reverse Stock Split. Commencing on the effective date of the Reverse Stock Split, each certificate representing pre-Reverse Stock Split shares of Common Stock, Series A Preferred and Series B-1 Preferred will be deemed for all purposes to evidence ownership of post-Reverse Stock Split shares of Common Stock, Series A Preferred and Series B-1 Preferred as the case may be. No fractional shares of Common Stock, Series A Preferred and Series B-1 Preferred will be issued, and, in lieu thereof, a whole share will be issued to any shareholders entitled to a fraction of a share of Common Stock, Series A Preferred and Series B-1 Preferred.  No fractional shares of Common Stock, Series A Preferred and Series B-1 Preferred will be issued.

Effectiveness of the Reverse Split

The Reverse Stock Split will become effective at the close of business on the twentieth day following the mailing of this information statement to our shareholders.

No Appraisal Rights

Under DGCL, dissenting shareholders will not have rights to appraisal in connection with the Reverse Stock Split.

 Required Vote

In accordance with Sections 228 and 242 of the DGCL, a majority of the outstanding stock entitled to vote thereon, including a majority of the outstanding stock of each class entitled to vote thereon as a class has voted in favor of the Reverse Stock Split. Management has obtained this approval through the written consent of shareholders owning a majority of the voting control of our company. Thus, a meeting to approve the Reverse Stock Split is unnecessary, and management decided to forego the expense of holding a meeting to approve this matter.

ADDITIONAL AND AVAILABLE INFORMATION

ECO2 is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, NE, Washington, DC 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Our filings are also available to the public on the SEC’s website (www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 100 F Street, NE, Washington, DC 20549 at prescribed rates.

STATEMENT OF ADDITIONAL INFORMATION

ECO2’s Annual Report on Form 10-K for the year ended December 31, 2008, Current Reports on Form 8-K filed June 23, 2009, June 19, 2009, April 1, 2009, March 31, 2009, January 15, 2009, December 24, 2008, November 26, 2008, November 4, 2008, September 19, 2008, September 8, 2008, September 4, 2008, August 29, 2008, August 28, 2008 and June 10, 2008, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, September 30, 2008 and June 30, 2008  and Rule 13e-3 Transaction Statement on Schedule 13E-3 filed on August 7, 2009 are incorporated herein by this reference and shall be delivered with the information statement materials the Form 10-K for the fiscal year ended December 31, 2008, as well as the Form 10-Q for the quarter ended March 31, 2009.

ECO2 will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein).

COMPANY CONTACT INFORMATION

All inquiries regarding ECO2 should be addressed to ECO2 Plastics, Inc., PO Box 760, Riverbank, CA 95367, Attn: Ray Salomon, CFO. Mr. Salomon may also be reached by telephone 209-863-6200 and fax 209-863-6201.

ECO2 Plastics, Inc.

Date: August 7, 2009

/s/Raymond M. Salomon
By: Raymond M. Salomon
Its: Chief Financial Officer